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                                  Exhibit 21.1


                        Subsidiaries of TBM Holdings Inc.


                                                                                Name under which
                 Name                         Jurisdiction of Corporation       Subsidiary conducts business
                 ----                         ---------------------------       ----------------------------

Long Reach Holdings, Inc.                              Delaware                 Long Reach
                                                                                Long Reach Manufacturing Company
                                                                                Rol-Lift
                                                                                Rol-Lift Corporation
                                                                                Brudi

Presto Lifts, Inc. (subsidiary of Long               Rhode Island               Presto Lifts
     Reach Holdings, Inc.)

Long Reach Brudi Pacific                               Australia                Long Reach Brudi Pacific
     Pty Ltd (subsidiary of Long Reach                                          Brudi Pacific Pty Ltd
     Holdings, Inc.)                                                            Brudi Pacific
                                                                                Brudi